UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2015

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers

Effective June 15, 2015 Andrew W. Limpert resigned as CFO, Secretary, Treasurer and Director of Profire Energy, Inc. (the “Company”).  On June 22, 2015 (the “Effective Date”) the Company and Mr. Limpert entered into a Separation and Release Agreement (“Separation Agreement”). Pursuant to the Separation Agreement, Mr. Limpert will receive a single lump sum payment in the amount of $100,000, less applicable tax-related deductions and withholdings.

Pursuant to the Separation Agreement, Mr. Limpert will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants, for two (2) years after the Effective Date.

The summary of Mr. Limpert's Separation Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is attached to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Separation and Release Agreement among Profire Energy, Inc. and Andrew W. Limpert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 22, 2015	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer